Form 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 12, 2013
Date of Report (Date of earliest event reported)

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INTERNATIONAL COMMERCIAL TELEVISION INC.
Exact name of registrant as specified in its charter)

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Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

487 Devon Park Drive, Suite 212
Wayne, PA 19087
(Address of principal executive offices)

484-598-2300
Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  APPOINTMENT OF DIRECTOR

Pursuant to authorization under our Bylaws, our Board of Directors has appointed William N. Kinnear as a director, bringing the number of directors to three.  The appointment is effective March 12, 2013.

Mr. Kinnear is a chartered accountant in Canada, and has over 40 years of experience as a senior officer with a variety of companies, both public and private, in the accounting and financial disciplines.  His experience includes the areas of mortgage underwriting and finance, point of sale, steel fabrication, secretarial services, and investments.

Mr. Kinnear is currently Corporate Secretary for a private investment company, and provides corporate secretarial services to a variety of companies, working closely with stock exchanges and security commissions within Canada.  Mr. Kinnear has also spent 15 years as President of Corsec Canada, Inc., providing corporate secretary services to small cap public companies.

Mr. Kinnear will receive an annual stipend of $4,000, and will be granted an option to purchase 50,000 shares of our common stock at a purchase price of $.025 per share.

We look forward to Mr. Kinnear’s assistance and expertise as we grow our business and broaden our investment base.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Commercial Television, Inc.

By:	/s/ Richard Ransom
Richard Ransom, Chief Financial Officer

Date:  March 12, 2013